SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K
                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                       November 9, 2005 (November 3, 2005)
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                                 CNE Group, Inc.
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                        1-9224                 56-2346563
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(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)


    255 West 36th Street, Suite 800
           New York, New York                                    10018
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(Address of Principal Executive Offices)                       (Zip Code)


                                  212-300-2112
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               Registrant's telephone number, including area code


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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


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[_]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))









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Item 2.01 Completion of Acquisition or Disposition of Assets.
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On November 3, 2005, the Company entered into an agreement with Gary L.
Eichsteadt, one of its former directors, Thomas L. Sullivan and David B. Batzer pursuant to which it sold SRC Technologies, Inc., its wholly-owned subsidiary, and SRC-ECI, Inc., SRC's wholly-owned subsidiary, and a patent associated with these businesses, to Messrs. Eichsteadt and Sullivan. The consideration for this sale included the cancellation of debt in the aggregate amount of $50,000 the Company owed to Messrs. Eichsteadt and Sullivan, the cancellation of debt in the aggregate amount of approximately $150,000 SRC owed to Mr. Eichstead, the cancellation of debt in the aggregate amount of approximately $300,000 SRC owed to Mr. Batzer. Additionally, as part of this agreement Messrs. Eichsteadt and Sullivan returned to the Company an aggregate of 1,000,000 shares of the Company's Series AA Preferred Stock and 4,867,938 shares of the Company's Series C Preferred Stock. Messrs. Eichsteadt, Sullivan and Batzer also returned options and warrants to purchase an aggregate of 486,000 shares of the Company's common stock. All inter company debt was cancelled prior to closing. Mr. Sullivan is the President of SRC. As part of this transaction Mr. Eichsteadt resigned as a director. The principle used to determine the consideration for SRC was that Messrs. Eichsteadt and Sullivan, in addition to forgiving certain debt and returning options to purchase shares of the Company's stock, returned the equity securities they received when they sold SRC and the related patent to the Company in April 2003.

On November 3, 2005, the Company entered into an agreement with Thomas Leyen pursuant to which it sold to Mr. Leyen U.S. Commlink, Ltd., its wholly-owned subsidiary, along with two patents associated with this business. As part of this agreement the Company is also paying certain of Commlink's tax obligations not to exceed $75,000 in consideration for Mr. Leyen canceling options currently held by him to purchase an aggregate of 300,000 shares of the Company's Common Stock. All inter company debt was cancelled prior to closing. Mr. Leyen is the President of Commlink. The Company determined that it would require substantial financing to continue supporting Commlink's business, which has historically operated at a loss with a negative cash flow. The Company has no commitment for this financing.

Item 9.01 Financial Statements and Exhibits.
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Any financial statements that may be required will be filed in a subsequent amended Form 8-K.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 CNE GROUP, INC.



Date:  November 9, 2005               By:   /S/George W. Benoit
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                                            George W. Benoit,
                                            Chairman and Chief Executive Officer





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